EXHIBIT 23.1
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INDEPENDENT  AUDITOR'S  CONSENT


We consent to the incorporation by reference in this Registration Statement of Criticare Systems, Inc. on Form S-3 of our reports dated August 20, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Criticare Systems, Inc. for the year ended June 30, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/  Deloitte  &  Touche  LLP

Deloitte  &  Touche  LLP
Milwaukee,  Wisconsin
July  29,  1999